                          SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-12

                              VAIL RESORTS, INC.
               (Name of Registrant as Specified In Its Charter)
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------


     (5) Total fee paid:

         ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         ----------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------


     (3) Filing Party:

         ----------------------------------------------------------------------


     (4) Date Filed:

         ----------------------------------------------------------------------

                          [Letterhead of Vail Resorts]



                                                               November 10, 2000

Dear Shareholder:

  You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Vail Resorts, Inc., which will be held at 2:30 p.m., Eastern Standard Time, on Wednesday, December 6, 2000 at The Essex House, 160 Central Park South, New York, New York 10019.

  The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which the business and operations of our Company will also be reviewed. Only Share-holders entitled to vote at the Annual Meeting and their proxies will be permitted to attend the Annual Meeting. If you plan to attend, please check the box provided on the proxy card.

  Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card, so that your shares will be represented and voted at the Annual Meeting.

                                      Sincerely,

                                      /s/ Adam M. Aron
                                      Adam M. Aron
                                      Chairman and Chief Executive Officer

                              VAIL RESORTS, INC.

          137 Benchmark Road                    P.O. Box 7
         Avon, Colorado 81620                  Vail, Colorado 81658

                               ----------------

               NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                                                              November 10, 2000

To our Shareholders:

  The Annual Meeting of Shareholders of Vail Resorts, Inc., a Delaware corporation, will be held on Wednesday, December 6, 2000 at 2:30 p.m., Eastern Standard Time, at The Essex House, 160 Central Park South, New York, New York 10019, to:

    (1) Elect nine Class 1 Directors and eight Class 2 Directors;

    (2) Ratify the appointment of Arthur Andersen LLP as independent public accountants; and

    (3) Transact such other business as may properly come before the meeting.

  The record date for the determination of the shareholders entitled to notice of and to vote at the meeting or at any adjournment thereof is the close of business on November 1, 2000.

  A copy of the Company's Annual Report to shareholders for the fiscal year ended July 31, 2000 is enclosed.

  A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the offices of the Company's Transfer Agent and Registrar, Wells Fargo Bank Minnesota, N.A., 161 North Concord Exchange, St. Paul, Minnesota 55075-0738, during ordinary business hours for ten days prior to the Annual Meeting.

                                          By Order of the Board of Directors
                                          /s/ Martha D. Rehm
                                          Martha D. Rehm
                                          Senior Vice President,
                                          General Counsel and Secretary

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE,
      SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE.
       THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                              VAIL RESORTS, INC.

          137 Benchmark Road                      P.O. Box 7
         Avon, Colorado 81620                   Vail, Colorado 81658

                               ----------------

                         PROXY STATEMENT FOR THE 2000
                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------


                    SOLICITATION AND REVOCATION OF PROXIES

  The accompanying proxy, being mailed to shareholders on or about November 10, 2000, is solicited by the Board of Directors of Vail Resorts, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, December 6, 2000. In case the Meeting is adjourned, the proxy will be used at any adjournments thereof. If a proxy is received before the Meeting, the shares represented by it will be voted unless the proxy is revoked by written notice to the Secretary of the Company prior to the Meeting or by voting in person by ballot at the Meeting. If matters other than those specifically set forth in the accompanying Notice of Annual Meeting are presented at the Meeting for action, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment.

  Holders of record of Common Stock and Class A Common Stock of the Company as of the close of business on November 1, 2000 will be entitled to vote at the Meeting. On such date there were outstanding and entitled to vote 27,505,577 shares of Common Stock of the Company and 7,439,834 shares of Class A Common Stock of the Company, each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. Pursuant to the Company's Restated Certificate of Incorporation (the "Charter"), Class 1 directors of the Company are elected by a majority vote of the holders of Class A Common Stock and Class 2 directors are elected by a majority vote of the holders of the Common Stock. All other items to be voted on at the Meeting require the affirmative vote of the holders of a majority of the shares of Common Stock and Class A Common Stock taken together represented in person or by proxy and entitled to vote on the item for approval. The presence at the Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock entitled to vote shall constitute a quorum for the transaction of business. Abstentions (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters and will have the effect of a negative vote.

  The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally, or by telephone, by employees of the Company. The Company may reimburse brokers holding Common Stock or Class A Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

                       PROPOSAL 1. ELECTION OF DIRECTORS

  The Charter and the bylaws of the Company provide that two-thirds of the Board of Directors of the Company shall be comprised of Class 1 directors and one-third shall be comprised of Class 2 directors, with each director serving a one-year term. Pursuant to the Company's Charter, Class 1 directors will be elected by the affirmative vote of a majority of the shares of Class A Common Stock and Class 2 directors will be elected by the affirmative vote of a majority of the shares of Common Stock. Currently, the Board of Directors is comprised of seventeen members, nine of which are Class 1 directors and eight of which are Class 2 directors. At the Meeting, nine Class 1 directors will be elected by the Class A Common Stock holders and eight Class 2 directors will be elected by the Common Stock holders. Pursuant to the Company's Charter and bylaws, the holders of Class A Common Stock have the ability in the future to increase the number of Class 1 directors or to decrease the number of Class 2 directors so that the respective two-thirds and one-third representation on the Board of Directors is preserved.

  Apollo Ski Partners, L.P. ("Apollo Ski Partners") owns substantially all of the Class A Common Stock of the Company and, consequently, Apollo Ski Partners has the ability to elect all of the Class 1 directors.

  The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, FOR the election of Messrs. Black, Cogut, Daly, Katz, Mack, Ressler, Rowan, Ryan and Spector as Class 1 directors and FOR the election of Messrs. Aron, Biondi, Hilbert, Lee, Micheletto, Sorte, Stiritz and Tisch as Class 2 directors.

                     INFORMATION WITH RESPECT TO NOMINEES

  The following sets forth the name and age of each nominee, each of whom is currently a member of the Board of Directors; all other positions and offices, if any, now held by him with the Company and his principal occupation during the last five years.

Nominees for Class 1 Directors

  Leon D. Black, 49, was appointed a director of the Company in October 1992. Mr. Black is one of the founding principals of Apollo Advisors, L.P. ("Apollo Advisors"), which was established in August 1990, and which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, L.P. ("Apollo Fund"), AIF II, L.P., Apollo Investment Fund III, L.P. and Apollo Investment Fund IV, L.P., private securities investment funds of Apollo Real Estate Advisors, L.P. ("AREA") which, together with an affiliate, acts as managing general partner of the Apollo real estate investment funds and of Lion Advisors, L.P. ("Lion Advisors"), which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Black is also a director of Allied Waste Industries, Inc., Converse, Inc., Samsonite Corporation, United Rentals, Inc. and Sequa Corporation. Mr. Black is Mr. Ressler's brother-in-law.

  Craig M. Cogut, 47, was appointed a director of the Company in October 1992. Mr. Cogut is currently a senior principal of Pegasus Investors, L.P., which acts as a managing general partner of private securities investments funds. Prior thereto he was one of the founding principals of Apollo Advisors and of Lion Advisors.

  Andrew P. Daly, 54, was appointed a director of the Company in June 1996. Mr. Daly became President of Vail Associates, Inc. ("Vail Associates") in 1992 and President of the Company in 1996. He joined Vail Associates in 1989 as Executive Vice President and President of Beaver Creek Resort Company. Prior to joining Vail Associates, Mr. Daly owned and was President of Lake Eldora Ski Corporation, which operated the Eldora Mountain Resort ski area. From 1982 to 1987, Mr. Daly was Chief Executive Officer of Copper Mountain Resort, where he held several positions from 1972 to 1982.

  Robert A. Katz, 33, was appointed a director of the Company in June 1996. Mr. Katz is senior principal of Apollo Advisors and Lion Advisors, with which he has been associated since 1990. Mr. Katz is also a director of Aris Industries, Inc., Clark Retail Group, Inc., Quality Distribution, Inc., Horizon PCS Inc. and Vinciv Corporation.

  William L. Mack, 60, was appointed a director of the Company in January 1993. Since 1963, Mr. Mack has been the President and Senior Managing Partner of The Mack Organization, an owner and developer of and investor in office and industrial buildings and other commercial properties principally in the New York/New Jersey metropolitan area as well as throughout the United States. Mr. Mack is founder and Managing Partner of The Apollo Real Estate Investment Funds. Mr. Mack is Chairman of the Board of the Mack-Cali Realty Corp. and Metropolis Realty Trust, Inc. and also serves as a director of the Bear Stearns Companies, Inc.

  Antony P. Ressler, 40, was appointed a director of the Company in October 1992. Mr. Ressler is one of the founding principals of Apollo Advisors, Lion Advisors and Ares Management. Mr. Ressler is also a director of Allied Waste Industries, Inc., Berlitz International, Inc. and Prandium, Inc. He is also a member of the Executive Committee of the Board of Directors of LEARN, the largest public school reform movement in the U.S., and of the Jonsson Comprehensive Cancer Center at the UCLA Medical Center. Mr. Ressler is Mr. Black's brother-in-law.

  Marc J. Rowan, 38, was appointed a director of the Company in October 1992. Mr. Rowan is one of the founding principals of Apollo Advisors and of Lion Advisors. Mr. Rowan is also a director of NRT, Incorporated, Quality Distribution, Inc., Rare Medium Group, Inc., Samsonite Corporation and Wyndham International, Inc.

  John J. Ryan III, 73, was appointed a director of the Company in January 1995. Mr. Ryan has been a financial advisor based in Geneva, Switzerland since 1972. Mr. Ryan is a director of Artemis S.A. and Financiere Pinault S.A., private holding companies in Paris, France. He is a director of Evergreen Resources Inc., a publicly held oil and gas exploration company. Mr. Ryan is President of J. J. Ryan & Sons, a closely held textile trading corporation in Greenville, South Carolina.

  Bruce H. Spector, 58, was appointed a director of the Company in January 1995. Mr. Spector has been a consultant to Apollo Advisors since 1992 and since 1995 has been a principal in Apollo Advisors. Prior to October 1992, Mr. Spector, a reorganization attorney, was a member of the Los Angeles law firm of Stutman Triester and Glatt. Mr. Spector is also a director of Telemundo Group, Inc., Pacer International, Inc., Park Media, LLC and Metropolis Realty Trust, Inc.

Nominees for Class 2 Directors

  Adam M. Aron, 46, was appointed Chairman of the Board and Chief Executive Officer of the Company in July 1996. Prior to joining the Company, Mr. Aron served as President and Chief Executive Officer of Norwegian Cruise Line Ltd. from July 1993 until July 1996. From November 1990 until July 1993, Mr. Aron served as Senior Vice President of Marketing for United Airlines. From 1987 to 1990, Mr. Aron served as Senior Vice President of Marketing for the Hyatt Hotels Corporation. Mr. Aron is also a director of Crestline Capital Corporation, Florsheim Group, Inc., and Sunterra Corporation.

  Frank J. Biondi, 55, was appointed a director of the Company in July 1996. Mr. Biondi currently is Senior Managing Director of Waterview Advisors and previously served as Chairman and Chief Executive Officer of Universal Studios Inc. from April 1996 through November 1998. Mr. Biondi served as President and Chief Executive Officer of Viacom, Inc., from July 1987 to January 1996. He has also held executive positions with The CocaCola Company, Home Box Office Inc. and Time Inc. Mr. Biondi currently is a director of Leake and Watts Services, The Museum of Television and Radio, The Bank of New York and About.com.

  Stephen C. Hilbert, 54, was appointed a director of the Company in July 1996. Mr. Hilbert is a private investor. He founded Conseco, Inc. in 1979 and served as its Chairman, President and Chief Executive Officer. Conseco, Inc. is a financial services holding company based in Carmel, Indiana which owns and operates life insurance companies and provides investment management, administrative and other fee-based services. Mr. Hilbert serves as a director of the Indiana State University Foundation and the Indianapolis Convention and Visitor's Association. He also serves on the Board of Trustees of both the Indianapolis Parks Foundation and the

U.S. Ski Team Foundation, as a Trustee of the Central Indiana Council on Aging Foundation, and as a director of both the Indianapolis Zoo and the St. Vincent Hospital Foundation.

  Thomas H. Lee, 56, was appointed a director of the Company in January 1993. Mr. Lee founded Thomas H. Lee Company in 1974 and since that time has served as its President. The Thomas H. Lee Company and the funds which it advises invest in friendly leveraged acquisitions and recapitalizations. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank's high technology lending group from 1968 to 1974 and became a Vice President in 1973. Prior to 1966, Mr. Lee was a Securities Analyst in the institutional research department of L.F. Rothschild in New York. Mr. Lee serves as a director of Big Flower Holdings, Inc., First Security Services Corporation, Metris Companies, Inc., Miller Import Corporation, Safelite Glass Corporation, The Smith & Wollensky Restaurant Group, Inc. and Wyndham International, Inc. He is also a member of the Executive and Compensation Committees of the Board of Directors of Finlay Fine Jewelry Corporation.

  Joe R. Micheletto, 64, was appointed a director of the Company in February 1997. Mr. Micheletto has been Chief Executive Officer and President of Ralcorp Holdings, Inc. ("Ralcorp") since September 1996 and was Co- Chief Executive Officer and Chief Financial Officer of Ralcorp from January 1994 to September 1996. From 1985 to 1994, he served as Vice President and Controller of Ralston Purina Company. From 1991 to 1997, Mr. Micheletto served as Chief Executive Officer of Ralston Resorts, Inc. Mr. Micheletto also serves as a director of Agribrands International, Inc., Energizer Holdings, Inc. and Ralcorp.

  John F. Sorte, 53, was appointed a director of the Company in January 1993. Mr. Sorte has been President of New Street Advisors L.P., a merchant bank, and of New Street Investments L.P., its broker-dealer affiliate, since he co-founded both companies in March 1994. Mr. Sorte is also a director of WestPoint Stevens, Inc. and a member of its audit committee and serves as Chairman of the Board of Directors of The New York Media Group, Inc.

  William P. Stiritz, 66, was appointed a director of the Company in February 1997. Mr. Stiritz became Chairman, CEO and President of Agribrands International, Inc. in April 1998. He also serves as Chairman of Ralston Purina Company and, separately, as Chairman of Ralcorp. Mr. Stiritz also is a director of the following companies: Agribrands International, Inc., American Freightways, Ball Corporation, May Department Stores Company, Ralcorp, Ralston Purina Company and Reinsurance Group of America, Incorporated.

  James S. Tisch, 47, was appointed a director of the Company in January 1995. Mr. Tisch is President and Chief Executive Officer of Loews Corporation ("Loews"). From October 1994 to January 1999 he served as President and Chief Operating Officer of Loews and, since October 1994, he has served on the Management Committee of Loews. Mr. Tisch has been with Loews since 1977. Mr. Tisch has served as Chairman and Chief Executive Officer of Diamond Offshore Drilling, Inc. since March 1998. Mr. Tisch is a member of the Board of Directors of CNA Financial Corporation, Baker, Fentress & Company, the Federal Employment and Guidance Service and the American Museum of Natural History. He is also president and a member of the Board of Directors of UJA-Federation of New York, and a Trustee of The Mount Sinai NYU Health System and the Mesorah Heritage Foundation.

Vote Required for Approval

  The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock is required to elect the Class 1 Directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to elect the Class 2 Directors. Apollo Ski Partners owns substantially all of the Class A Common Stock and, consequently, Apollo Ski Partners has the ability to elect all of the Class 1 directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MESSRS. BLACK, COGUT, DALY, KATZ, MACK, RESSLER, ROWAN, RYAN AND SPECTOR AS CLASS 1 DIRECTORS AND "FOR" THE ELECTION OF MESSRS. ARON, BIONDI, HILBERT, LEE, MICHELETTO, SORTE, STIRITZ AND TISCH AS CLASS 2 DIRECTORS.

Executive Officers

  The following table sets forth the executive officers of the Company and its primary subsidiaries as of the date hereof:

          Name                                   Position
          ----                                   --------
Adam M. Aron............ Chairman of the Board of Directors and Chief Executive Officer
Roger T. Beck........... Senior Vice President, Vail Resorts Development Company
Andrew P. Daly.......... President and Director
James P. Donohue........ Senior Vice President and Chief Financial Officer
John McD. Garnsey....... Senior Vice President and Chief Operating Officer for Beaver Creek
William A. Jensen....... Senior Vice President and Chief Operating Officer for Vail
James S. Mandel......... Senior Vice President, Vail Resorts Development Company
Roger D. McCarthy....... Senior Vice President and Chief Operating Officer for Breckenridge
Martha D. Rehm.......... Senior Vice President, General Counsel and Secretary
John W. Rutter.......... Senior Vice President and Chief Operating Officer for Keystone
Paul A. Testwuide....... Senior Vice President of Resort Projects for Vail
James P. Thompson....... President, Vail Resorts Development Company
Porter Wharton III...... Senior Vice President of Public Affairs
Martin C. White......... Senior Vice President of Marketing

  For biographical information about Messrs. Aron and Daly see "Information With Respect to Nominees."

  Roger T. Beck, 50, became Senior Vice President of Vail Resorts Development Company in April 1999. Prior to accepting this position, he served as Vice President and General Manager of Summit County for Vail Resorts Development Company from June 1997 to April 1999. Mr. Beck served as President of the Semiahmoo Company from 1989 to 1997, and he served as Vice President of Marketing and Operations of that company from 1984 to 1989. In addition, Mr. Beck has held various positions in the resort industry since he began his career over 25 years ago.

  James P. Donohue, 60, became Senior Vice President and Chief Financial Officer of the Company in October 1996. From 1991 to October 1996, Mr. Donohue served as Senior Vice President and Chief Financial Officer of Fibreboard Corporation, a manufacturer and distributor of building products, which also owned and operated three ski resorts located in California. Prior to 1991, Mr. Donohue was an Executive Vice President of Continental Illinois Bank, N.A.

  John McD. Garnsey, 50, joined the Company in May 1999 as Senior Vice President and Chief Operating Officer for Beaver Creek. Mr. Garnsey served as President of the Vail Valley Foundation from 1991 through April 1999 and as Vice President from 1983 to 1991. Mr. Garnsey is also a director of the Vail Valley Foundation, Bravo!Colorado, the Vilar Center for the Performing Arts at Beaver Creek, Vail Valley Tourism and Convention Bureau and Ski Club Vail. In addition, Mr. Garnsey is the President of Beaver Creek Resort Company and was President of the Organizing Committee for the 1999 World Alpine Ski Championships.

  William A. Jensen, 48, joined Breckenridge as Senior Vice President and Chief Operating Officer in May 1997 and was appointed Chief Operating Officer for Vail in May 1999. Mr. Jensen was President of the Fibreboard Resort Group from 1991 to 1996. He was Vice President of Sunday River Ski Resort from 1989 to 1991 and, from 1983 to 1989, Mr. Jensen was Vice President of Kassbohrer of North America, a grooming vehicle manufacturer.

  James S. Mandel, 50, has served as Senior Vice President of Commercial Development for Vail Resorts Development Company since April 1999. From 1994 to December 1998, Mr. Mandel was the Senior Vice President and General Counsel of the Company, and served as Secretary of the Company from 1995 to 1998. From January 1999 through March 1999, Mr. Mandel practiced law and was an advisor to and part-time employee of the Company. From 1978 until joining the Company, Mr. Mandel was a partner with Brownstein

Hyatt Farber and Strickland, P.C., a Denver law firm, and specialized in real estate development and corporate finance.

  Roger D. McCarthy, 50, joined the Company as Senior Vice President and Chief Operating Officer of Breckenridge in February 2000. Mr. McCarthy previously held the position of Senior Vice President, Eastern Region for Intrawest, where he was responsible for six resorts, three in Canada and three in the United States. Mr. McCarthy served as a board member of Courmayeur Ski Area in Italy, a joint venture between Companie des Alpes of France and Intrawest. Mr. McCarthy held the position of Vice President/General Manager of Mont Tremblant from 1991-1998. Mr. McCarthy is a Director of Summit Foundation and of Breckenridge Outdoor Education Center and also serves as President Emeritus of Tremblant Foundation.

  Martha D. Rehm, 49, became Senior Vice President, General Counsel and Secretary in May 1999. Prior to joining the Company, Ms. Rehm served since mid 1998 as Vice President and General Counsel of Corporate Express, Inc., a supplier of office products and computer supplies to corporations. Prior to 1998, she was a partner for many years with Holme Roberts & Owen, LLP, a Denver-based law firm, where her practice included general corporate law emphasizing corporate finance and securities transactions.

  John W. Rutter, 49, became Senior Vice President and Chief Operating Officer of Keystone Resort in May 1997. From 1991 to 1997, he was Executive Vice President of Ski Operations for Ralston Resorts, Inc. From 1980 to 1991, he was Vice President of Ski Operations for Keystone Resort and Arapahoe Basin. Mr. Rutter also serves on the Management Committee of Keystone/Intrawest LLC. Mr. Rutter is a member of the Board of Directors of the National Ski Areas Association and serves on its Executive Committee.

  Paul A. Testwuide, 60, became Senior Vice President of Resort Projects for Vail in May 1999. Prior to accepting this position, Mr. Testwuide was Senior Vice President and Chief Operating Officer for Vail and Beaver Creek in 1998 and, from 1992 to 1998, he was Vice President of Mountain Operations for Vail Associates, Inc. Mr. Testwuide was Managing Director of Vail Mountain Operations from 1989 to 1992, Director of Mountain Operations from 1976 to 1989 and served as the Director of Ski Patrol from 1971 to 1976. Mr. Testwuide has held various management positions in mountain operations since joining Vail Associates in 1963.

  James P. Thompson, 56, joined Vail Resorts Development Company as its President in 1993 in connection with Vail Associates' acquisition of the Arrowhead at Vail development. He joined Arrowhead at Vail in 1989, and served as its President. Prior to joining Arrowhead at Vail, Mr. Thompson served as Vice President of Moore and Company in Denver for 14 years leading their land acquisitions, syndications and development activities.

  Porter Wharton III, 50, joined the Company in January 1999 as Senior Vice President of Public Affairs. From 1985 to January 1999, Mr. Wharton was Chairman and Chief Executive Officer of The Wharton Group, a Denver-based national government relations and issues management consulting firm. He also served as a consultant to the Company since 1995.

  Martin C. White, 36, became the Company's Senior Vice President of Marketing in October 2000. Prior to joining the Company, Mr. White served since 1998 as Vice President--Consumer Marketing for Delta Airlines at its headquarters in Atlanta, Georgia. From July of 1997 through November of 1998, Mr. White held the position of Vice President--Marketing Programs and Services with US Airways. Mr. White began his career in 1987 at Continental Airlines, where he held several management positions in the marketing area. In 1991, he joined Brierley & Partners, a Dallas-based marketing and advertising firm, where he headed the firm's work with United Airlines and was later named Senior Vice President--International Division and General Manager, Chicago.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  Set forth in the following table is the beneficial ownership of Common Stock as of November 1, 2000 for all directors and the five executive officers listed on the Summary Compensation Table, and, as a group, such persons and all other current executive officers. No director or executive officer of the Company owns any Class A Common Stock of the Company.

                                                  Number of Shares
                                                  of Common Stock     Percent
Name                                             Beneficially Owned   of Class
----                                             ------------------   --------
Adam M. Aron....................................       513,497(l)       1.9%
Frank Biondi....................................        32,300            *
Leon D. Black...................................             0(2)         *
Craig M. Cogut..................................         9,720            *
Andrew P. Daly..................................       309,272(l)       1.1%
Stephen C. Hilbert..............................             0            *
Robert A. Katz..................................             0(2)         *
Thomas H. Lee...................................             0(3)         *
William L. Mack.................................             0(2)         *
Joe R. Micheletto...............................         1,000(4)         *
Antony P. Ressler...............................        26,000(2)         *
Marc J. Rowan...................................             0(2)         *
John J. Ryan III................................             0            *
John F. Sorte...................................        10,000            *
Bruce H. Spector................................             0(2)         *
William P. Stiritz..............................             0(4)         *
James S. Tisch..................................             0            *
James P. Donohue................................        91,774(l)         *
James S. Mandel.................................        38,000(l)(5)      *
James P. Thompson...............................        42,210(l)         *
Directors and Executive Officers as a Group (29
 Persons).......................................     1,343,976(l)       4.9%

--------
 * As of November 1, 2000, no director or executive officer owned more than one percent of the Common Stock outstanding (including exercisable options), except for Messrs. Aron and Daly.
(1) Includes shares that may be acquired within 60 days of November 1, 2000 through the exercise of employee stock options or restricted stock vesting as follows: 489,667, 300,487, 84,694, 38,000, 41,000 and 1,221,767 shares of Common Stock subject to options granted to Messrs. Aron, Daly, Donohue, Mandel, Thompson and the directors and executive officers as a group, respectively.
(2) This individual is associated with Apollo Advisors, the managing general partner of Apollo Fund, the general partner of Apollo Ski Partners. This individual disclaims beneficial ownership of all shares of Common Stock and Class A Common Stock of the Company held by Apollo Ski Partners.
(3) Excludes 19,440 shares of Common Stock owned by Mr. Lee's two children (each owning 9,720 shares) to which Mr. Lee disclaims beneficial ownership.
(4) Messrs. Micheletto and Stiritz disclaim beneficial ownership of all shares of Common Stock of the Company held by Ralcorp.
(5) Excludes 1,000 shares of Common Stock owned by Mr. Mandel's wife's individual retirement account as to which Mr. Mandel disclaims beneficial ownership.

                    INFORMATION AS TO CERTAIN SHAREHOLDERS

  Set forth below is certain information with respect to the only persons known to the Company to be the beneficial owners of more than five percent of the Company's voting securities as of November 1, 2000.

                             Common Stock     Class A Common Stock
                          Beneficially Owned   Beneficially Owned     Percent of Class A
                          ------------------- ------------------------ Common Stock and
Name of                              Percent                Percent      Common Stock
Beneficially Owned          Shares   of Class   Shares     of Class   Beneficially Owned
------------------        ---------- -------- ------------ -----------------------------
Apollo Ski Partners,
 L.P.(1)(2).............         --     --       7,439,542      99.9%        21.3%
Capital Research and
 Management Company(3)..   2,241,300    8.1%           --        --           6.4%
Ralcorp Holdings,
 Inc.(4)................   7,554,406   27.5%           --        --          21.6%
Ronald Baron(5).........  12,011,300   43.7%           --        --          34.4%

--------
(1) Apollo Ski Partners was organized principally for the purpose of holding Common Stock and Class A Common Stock of the Company. The general partner of Apollo Ski Partners is Apollo Fund, a Delaware limited partnership and a private securities investment fund. The managing general partner of Apollo Fund is Apollo Advisors, a Delaware limited partnership, the general partner of which is Apollo Capital Management, Inc. ("Apollo Capital"), a Delaware corporation. Mr. Black, a director of the Company, is a director of Apollo Capital. All officers, directors and shareholders of Apollo Capital, including Messrs. Black, Katz, Mack, Ressler, Rowan and Spector (directors of the Company), disclaim any beneficial ownership of the Common Stock and Class A Common Stock of the Company owned by Apollo Ski Partners. The address for Apollo Ski Partners is 2 Manhattanville Road, Purchase, NY 10577.
(2) The Class A Common Stock is convertible into Common Stock (i) at the option of the holder, (ii) automatically, upon transfer to a non-affiliate of such holder and (iii) automatically, if less than 5,000,000 shares (as such number shall be adjusted by reason of any stock split, reclassification or other similar transaction) of Class A Common Stock are outstanding.
(3) As reported by Capital Research and Management Company, an institutional investment adviser, on Form 13F-HR filed with the Securities and Exchange Commission on August 15, 2000. The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071.
(4) As reported by Ralcorp on Form 10-K405 filed with the Securities and Exchange Commission on December 23, 1999. The address for Ralcorp is 800 Market Street, Suite 1600, St. Louis, MO 63101.
(5) As reported by Ronald Baron and related entities on Form 13F-HR/A filed with the Securities and Exchange Commission on August 23, 2000. The address for Ronald Baron is 767 Fifth Avenue, 24th Floor, New York, NY 10153.

               BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

  The Board of Directors of the Company held a total of 4 meetings during the fiscal year ended July 31, 2000 ("Fiscal 2000"). The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

  The Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company. The members of the Executive Committee for Fiscal 2000 were Messrs. Aron, Daly, Katz and Rowan. The Executive Committee had 7 meetings during Fiscal 2000, including actions taken by unanimous written consent and telephonic meetings.

  The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized to (i) make recommendations to the Board of Directors regarding the engagement of the Company's independent accountants, (ii) review the plan, scope and results of the annual audit, the independent accountants' letter of comments and management's response thereto, and the scope of any non-audit services which may be performed by the independent accountants, (iii) manage the Company's policies and procedures with respect to internal accounting and financial controls, and (iv) review any changes in accounting policy. The members of the Audit Committee for Fiscal 2000 were Messrs. Hilbert, Sorte and Micheletto. The Audit Committee held 2 meetings during Fiscal 2000. Pursuant to new Securities and Exchange Commission and New York Stock Exchange rules, the Board of Directors has adopted a written charter of the Audit Committee on the recommendation of the Audit Committee.

  The Compensation Committee is authorized and directed to (i) review and approve the compensation and benefits of the executive officers, (ii) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, (iii) review and approve the Company's annual compensation plans, (iv) review management organization and development as it relates to compensation, and (v) administer any stock option plans which may be adopted and the granting of options under such plans. The members of the Compensation Committee for Fiscal 2000 were Messrs. Biondi, Lee, Tisch and Katz. The Compensation Committee had 2 meetings in Fiscal 2000. Matters that relate to the administration of the Company's 1999 Long-Term Incentive and Share Award Plan or otherwise to the grant of options to purchase the Company's stock or any performance-based executive compensation to the Company's executives are considered and acted upon by a subcommittee of the Compensation Committee which consists of non-employee directors, within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, and outside directors, within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Members of the subcommittee of the Compensation Committee include Messrs. Biondi, Lee and Tisch. The subcommittee had 2 meetings in Fiscal 2000.

  During Fiscal 2000 all of the directors of the Company attended 75% or more of the meetings of the Board of Directors and of committees of the Board of Directors on which they served either in person or telephonically, except for Messrs. Cogut and Stiritz.

  The Company paid no fees to its directors in Fiscal 2000 and the Company currently does not intend to pay directors' fees; however, the Company does provide its directors with certain ski related privileges. The Company pays a management fee of $500,000 per year to Apollo Advisors. Messrs. Black, Katz, Mack, Ressler, Rowan and Spector are associated with Apollo Advisors and are directors of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for Fiscal 2000.

                 CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

  During the fiscal year ended September 30, 1991, the Company loaned Mr. Daly $300,000, $150,000 of which bears interest at a rate of nine percent per annum and the remainder of which is non-interest bearing. The principal sum plus accrued interest is due no later than one year following the termination, for any reason, of Mr. Daly's employment with the Company. The proceeds of the loan were used to finance the purchase and improvement of real property and the loan is secured by a deed of trust on such property.

  The Company pays a fee of $500,000 per year to Apollo Advisors for management services and expenses related thereto. This fee has been incurred each year since 1993 and is paid partly in cash and partly in services rendered by the Company to Apollo Advisors and its affiliates. This arrangement was approved by the Board of Directors of the Company in March 1993.

  In 1995, Mr. Daly's spouse and Mr. Thompson and his spouse received financial terms more favorable than those available to the general public in connection with their purchase of homesites at Bachelor Gulch Village. Rather than payment of an earnest money deposit with the entire balance due in cash at closing, these contracts provide for no earnest money deposit with the entire purchase price (which was below fair market value) to be paid under promissory notes of $438,750 and $350,000 for Mr. Daly's spouse and Mr. and Mrs. Thompson, respectively. Mrs. Daly's note is secured by a first deed of trust and amortized over 25 years at a rate of eight percent per annum interest, with a balloon payment due on the earlier of five years from the date of closing or one year from the date Mr. Daly's employment with the Company is terminated. In 1999, the agreement with respect to Mr. and Mrs. Thompson's note was amended to provide that the note, which continues to accrue interest at a rate of eight percent per annum, will be payable in full in the form of one lump sum payment. The lump sum payment is due on the earlier of (i) the date the property is sold, (ii) two years from the date Mr. Thompson's employment with the Company is terminated for any reason, or (iii) September 1, 2009. The amended agreement between the Company and Mr. and Mrs. Thompson also contemplates that the Company's loan will be subordinated to an anticipated construction loan and, ultimately, permanent financing on the home, on terms and conditions reasonably acceptable to the Company.

  In order to facilitate the Company's requirement that Mr. Jensen reside in the Town of Vail in connection with his appointment as the Chief Operating Officer of Vail Mountain, the Company entered into an agreement with Mr. Jensen in 1999 whereby the Company invested in the purchase of a primary residence for Mr. and Mrs. Jensen in Vail, Colorado. The Company contributed $1,000,000 toward the purchase price of the residence and thereby obtained an approximate 49% undivided ownership interest in such residence. The Company is entitled to receive its proportionate share of the resale price of the residence, less certain deductions, upon the resale of the residence or within approximately eighteen (18) months after Mr. Jensen's termination of employment from the Company, whichever occurs first.

  In connection with the employment of Roger D. McCarthy as Senior Vice President and Chief Operating Officer for Breckenridge, the Company agreed to invest up to $400,000, but not to exceed 50% of the purchase price, for the purchase of a primary residence for Mr. McCarthy and his family in Breckenridge, Colorado. Based on the actual amount invested by the Company, the Company will obtain a proportionate undivided ownership interest in such residence. The Company shall be entitled to receive its proportionate share of the resale price of the residence, less certain deductions, upon the earlier of the resale of the residence or within approximately 18 months after Mr. McCarthy's termination of employment from the Company.

  In 2000, the Company agreed that in connection with the employment of Martin White as Senior Vice President, Marketing for Vail Resorts, the Company would invest up to $800,000, but not to exceed 50% of the purchase price, for the purchase of a primary residence for Mr. White and his family in the Vail Valley. Based on the actual amount invested by the Company, the Company will obtain a proportionate undivided ownership interest in such residence. The Company shall be entitled to receive its proportionate share of the resale price of the residence, less certain deductions, upon the earlier of the resale of the residence or within approximately 18 months after Mr. White's termination of employment from the Company.

  In September 1999, Mr. Rowan and Michael Gross (who is also one of the founding principals of Apollo Advisors) each contracted to purchase a cluster homesite at Bachelor Gulch Village for a price of $378,000, which the Company believes to be the approximate fair market value for each site, less a credit for certain infrastructure costs necessary for development of each homesite. Pursuant to the amended terms of the contracts, the original closing date on such homesites was extended until January 15, 2002.

  Ralcorp, Apollo Ski Partners, and the Company are parties to a Shareholder Agreement, dated January 3, 1997 and amended as of November 1, 1999 (the "Shareholder Agreement"), pursuant to which they have agreed to cause the Board of Directors of the Company to consist of no more than twenty directors, with Ralcorp having the ability to nominate two directors for so long as it owns at least ten percent of the Company's outstanding voting securities. Messrs. Micheletto and Stiritz presently are Ralcorp's two nominees for directors. Pursuant to the Shareholder Agreement, Apollo Ski Partners has agreed to vote in favor of the election of the two directors nominated by Ralcorp.

  The Shareholder Agreement subjects Ralcorp to a voting agreement with respect to actions taken by the Company's Board of Directors. Among other things, Ralcorp agrees to vote (i) "for" all the nominees recommended by the Board of Directors, (ii) with the Board of Directors on all shareholder proposals and (iii) in the same proportion as all other shareholders (i.e., "for," "against" and "abstain") on all other matters, except that Ralcorp (a) retained the right to vote all of its shares in favor of the approval of the Vail Resorts, Inc. 1999 Long Term Incentive and Share Award Plan, which was approved by our shareholders at the 1999 Annual Meeting and (b) has full discretion on extraordinary events such as mergers or consolidations, sales of assets, creation of new stock with voting rights and changes in the Company's Charter or bylaws.

  Under the terms of the Shareholder Agreement, Ralcorp has agreed to certain restrictions on the resale of its Common Stock. Ralcorp has agreed not to transfer or sell its shares of Common Stock without the prior approval of a majority of the Board of Directors, other than (i) to affiliates or Ralcorp stockholders or (ii) pursuant to a demand or piggyback registration as allowed under the Shareholder Agreement, provided the transferee will not own more than ten percent of the outstanding voting securities of the Company and agrees to be bound by the Shareholder Agreement.

  The Shareholder Agreement will terminate (i) upon agreement of each of Apollo Ski Partners and Ralcorp; (ii) upon the dissolution of the Company or a sale of substantially all of its assets; or (iii) when either Apollo Ski Partners or Ralcorp owns less than ten percent of the Company's outstanding voting securities. Pursuant to the Shareholder Agreement, the Company has granted to each of Apollo Ski Partners and Ralcorp certain demand and piggyback registration rights with respect to the Common Stock owned by them.

  The Company and BAMCO, Inc. ("BAMCO"), an affiliate of Ronald Baron, the Company's largest shareholder, have entered into a Standstill and Registration Rights Agreement. Pursuant to such agreement, the Company has granted BAMCO certain registration rights in connection with unregistered shares of the Company held by BAMCO and BAMCO has agreed not to acquire additional shares of Common Stock of the Company other than as a result of (i) a stock split, stock dividend or similar recapitalization or (ii) the purchase of an additional 445,350 shares of Common Stock provided that the aggregate number of shares of Common Stock of the Company beneficially owned by BAMCO and its affiliates does not exceed 12,034,200 shares (as adjusted for any stock split, stock divided or recapitalization) at any time.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

                        SUMMARY COMPENSATION TABLE (a)

  The following table provides information concerning compensation paid by the Company to the Chief Executive Officer and the other four highest paid executive officers of the Company whose compensation was at least $100,000 for Fiscal 2000 (collectively, the "Named Executive Officers").

                              Annual Compensation            Long-Term Compensation
                          ---------------------------- ----------------------------------
                                                              Awards           Payouts
                                                       --------------------- ------------
                                             Other     Restricted Securities   Deferred
                                             Annual      Stock    Underlying Compensation  All Other
Name, Principal Position  Salary   Bonus  Compensation  Award(s)   Options     Payments   Compensation
       and Period            $      ($)      ($)(b)       ($)        (#)         ($)          ($)
------------------------  ------- ------- ------------ ---------- ---------- ------------ ------------
Adam M. Aron, Chairman
 and Chief Executive
 Officer of the Company
2000....................  647,384 320,000     --          --       125,000       --         32,727(d)
1999....................  634,618     --      --          --        60,000       --         51,714(c)(d)
1998....................  529,181 120,000     --          --           --        --        122,610(c)(d)
Andrew P. Daly,
 President and Director
 of the Company
2000....................  412,708 200,000     --          --        50,000       --         29,260(d)(e)
1999....................  406,542     --      --          --        27,000       --         17,730(d)(e)
1998....................  339,231  77,000     --          --           --        --        307,762(d)(e)(f)
James P. Donohue, Senior
 Vice President and
 Chief Financial Officer
2000....................  338,866 125,000     --          --        25,000       --          2,351(d)
1999....................  333,242     --      --          --        21,000       --          4,107(d)
1998....................  282,308  50,000     --          --           --        --         98,185(d)(g)
James P. Thompson,
 President of Vail
 Resorts Development
 Company
2000....................  331,635 135,000     --          --        21,000       --         55,025(d)(f)
1999....................  293,132 118,000     --          --        21,000       --          3,787(d)
1998....................  247,308 112,000     --          --           --        --        197,169(d)(f)
James S. Mandel, Senior
 Vice President, Vail
 Resorts Development
 Company(h)
2000....................  313,615  95,750     --          --        12,000       --          1,643(d)
1999....................  343,872  51,250     --          --        21,000       --         32,098(d)(f)
1998....................  282,308  50,000     --          --           --        --        152,467(d)(f)

--------
(a) Compensation figures for fiscal 1998 are for the ten months ended July 31, 1998, as the Company changed its fiscal year during that period, resulting in a shortened ten-month transition year. Compensation figures for each of fiscal 1999 and 2000 are for the twelve-month period ended July 31, 1999 and July 31, 2000, respectively.
(b) "Other Annual Compensation" includes perquisites and personal benefits, where such perquisites and personal benefits exceed the lesser of $50,000 or 10% of the Named Executive Officer's annual salary and bonus for the year, as well as certain other items of compensation. For 2000, none of the Named Executive Officers received perquisites and/or personal benefits in excess of the applicable threshold.
(c) Includes $109,066 and $27,940 in relocation compensation received in 1998 and 1999, respectively. Mr. Aron lives in a house provided for the convenience of the Company as described in the section entitled "Employment Agreements."

(d) Includes excess life insurance premiums paid in 1998, 1999 and 2000, respectively, for each of the Named Executive Officers as follows: Mr. Aron--$13,544, $23,774 and $32,727; Mr. Daly--$6,797, $14,340 and $27,940;
    Mr. Donohue--$2,396, $4,017 and $2,351; Mr. Thompson--$2,166, $3,787 and
    $2,333; and Mr. Mandel--$1,942, $2,150 and $1,643.
(e) Includes $4,050, $3,390 and $1,320 of interest income for 1998, 1999 and 2000, respectively, in connection with Mr. Daly's loan as described in the section entitled "Certain Relationships and Other Transactions."
(f) On September 25, 1996, the Company declared a right to receive up to $2.44 per share of Common Stock to all shareholders of record on October 11, 1996. At that time, the Company amended agreements with certain option holders such that those option holders were entitled to receive $2.44 per share per option as of September 25, 1996 if certain conditions were met. Such payments include $296,915 to Mr. Daly in 1998, $150,525 and $29,948 to Mr. Mandel in 1998 and 1999, respectively, and $195,003 and $52,692 to Mr. Thompson in 1998 and 2000, respectively.
(g) Includes $95,789 in relocation compensation received in 1998.
(h) Represents compensation earned as Senior Vice President, General Counsel and Secretary through December 1998, as an advisor and part-time employee of the Company, from January 1999 to March 1999, and as Senior Vice President, Vail Resorts Development Company from April 1999 to July 31, 2000.

  The following table sets forth information concerning individual grants of stock options made under the 1993, 1996 and 1999 stock option plans in Fiscal 2000 to each of the Named Executive Officers.

                         Option Grants in Fiscal 2000

                                                Individual Grants
                         ---------------------------------------------------------------
                                                                          Potential
                                                                         Realizable
                                                                      Value at Assumed
                                       % of                            Annual Rates of
                         Number of    Total                                 Stock
                         Securities  Options                         Price Appreciation
                         Underlying Granted to  Exercise                     for
                          Options   Employees      or                  Option Term(1)
                          Granted   in Fiscal  Base Price Expiration -------------------
          Name              (#)        2000      ($/Sh)      Date       5%       10%
          ----           ---------- ---------- ---------- ---------- -------- ----------
Adam M. Aron............   60,000      8.1%     19.0625    9/14/09   $719,250 $1,822,650
                           65,000      8.8%     21.1250    9/28/09    863,525  2,188,225
Andrew P. Daly..........   27,000      3.7%     19.0625    9/14/09    323,663    820,193
                           23,000      3.3%     21.1250    9/28/09    305,555    774,295
James P. Donohue........   21,000      2.8%     19.0625    9/14/09    251,738    637,928
                            4,000      0.5%     21.1250    9/28/09     53,140    134,660
James P. Thompson.......   21,000      2.8%     19.0625    9/14/09    251,738    637,928
James S. Mandel.........   12,000      1.6%     19.0625    9/14/09    143,850    364,530

--------
(1) The potential realizable value uses the hypothetical rates specified by the Securities and Exchange Commission and is not intended to forecast future appreciation, if any, of the Company's Common Stock price.

  The following table sets forth information concerning each exercise of stock options during Fiscal 2000 by each of the Named Executive Officers and the value of unexercised options at July 31, 2000.

                Aggregated Option Exercises During Fiscal 2000
                     and Option Values as of July 31, 2000

                                              Number of Securities   Value of
                                                   Underlying       Unexercised
                                                  Unexercised      In-the-Money
                           Shares                  Options(1)       Options(2)
                          Acquired    Value   -------------------- -------------
                         on Exercise Realized     Exercisable/     Exercisable/
          Name               (#)       ($)       Unexercisable     Unexercisable
          ----           ----------- -------- -------------------- -------------
Adam M. Aron............     --        --       288,000/357,000    $        0/0
Andrew P. Daly..........     --        --        248,154/94,666     1,807,438/0
James P. Donohue........     --        --         67,000/39,000             0/0
James P. Thompson.......     --        --        181,960/35,000     1,200,940/0
James S. Mandel.........     --        --        150,300/26,000       955,575/0

--------
(1) Options have a ten-year term and vest in one-year increments ranging from three to five years commencing on the first anniversary of the date of grant. Vesting will, in certain cases, be accelerated upon the occurrence of a "change in control." See "Employment Agreements."
(2) The "Value of Unexercised In-the-Money Options at July 31, 2000" was calculated by determining the difference between the closing price on the New York Stock Exchange of the underlying Common Stock at July 31, 2000 of $17.75 per share and the exercise price of the option. An option is "In-the-Money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.

                             EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with Adam M. Aron (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Aron serves as Chief Executive Officer of the Company. The initial term of his employment was for the period from July 29, 1996 through September 30, 1999, with automatic renewals thereafter such that the term of the Employment Agreement will always be two years, subject to notice of termination by either Mr. Aron or the Company. Mr. Aron's initial base salary was $560,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board of Directors, and a bonus was guaranteed at an annualized rate of $250,000 through the fiscal year ended 1997, which bonus became payable on October 1, 1997. On October 1, 1997, Mr. Aron became eligible to participate in the Company's bonus plan.

  Pursuant to the Employment Agreement, Mr. Aron was granted 37,500 restricted shares of Common Stock and options to purchase 260,000 shares of Common Stock, with both restricted shares and options vesting over five years. The Company provides Mr. Aron a life insurance policy of $5 million and $500,000 of annual disability income protection. Pursuant to the Employment Agreement, the Company purchased a home for Mr. Aron in the Vail Valley, with a purchase price of approximately $1.5 million, for his use while employed by the Company. Mr. Aron is subject to a 12-month non-compete clause upon termination. In the event of a change in control of the Company, all of Mr. Aron's rights with respect to the options and the restricted shares of Common Stock will vest immediately if (1) he remains employed with the Company for at least six months after the change in control occurs, or (2) following the change in control, his employment is terminated as a result of death or disability, or is terminated without cause. In addition, in the event of a change in control, Mr. Aron is entitled to receive certain benefits if the Company terminates his employment without cause or if Mr. Aron terminates his employment agreement for good reason. Such benefits include payment of Mr. Aron's then current base salary through the date his employment ends and for a twenty-four month period thereafter and a prorated bonus (assuming performance targets are met) for the portion of the year in which the termination occurs. A

"change in control" of the Company occurs when a person other than Apollo Ski Partners or its affiliates owns a majority of the Company's outstanding common stock or a majority of the combined voting power of all outstanding voting securities.

  Andrew P. Daly serves as President of the Company and is compensated in accordance with the provisions of an employment agreement (the "Effective Agreement"), the initial term of which was for the period from October 1, 1996 through October 1, 1999, with a one-year automatic renewal. Mr. Daly's initial base salary under the Effective Agreement was $350,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board of Directors and the Chief Executive Officer of the Company and Mr. Daly participates in the Company's bonus plan. Under the Effective Agreement, the Company provides Mr. Daly a life insurance policy of $3 million and $262,500 of annual disability income protection. In addition, pursuant to the Effective Agreement, Mr. Daly was granted 12,500 restricted shares of Common Stock and options to purchase 100,000 shares of Common Stock. Such restricted stock and options originally vested over five years; however, after the first year, the vesting schedule was changed such that the then unvested restricted shares and options would vest over the following three-year period. The Effective Agreement subjects Mr. Daly to a 12-month non-compete clause upon termination. In the event of a change in control of the Company, all of Mr. Daly's rights with respect to his options and restricted shares of Common Stock will vest immediately if (1) he remains employed with the Company for at least six months after the change in control occurs, or (2) following the change in control, his employment is terminated as a result of death or disability, or is terminated without cause. In addition, in the event of a change in control, Mr. Daly is entitled to receive certain benefits if the Company terminates his employment without cause or Mr. Daly terminates his employment for good reason. Such benefits include payment of Mr. Daly's then current base salary through the date his employment ends and for an eighteen month period thereafter and a prorated bonus (assuming performance targets are met) for the portion of the year in which the termination occurs. A "change in control" of the Company occurs when a person other than Apollo Ski Partners or its affiliates owns a majority of the Company's outstanding common stock or a majority of the combined voting power of all outstanding voting securities. The Company is currently negotiating with Mr. Daly terms of a new employment agreement that will be effective retroactively to October 1, 2000 and that will cover matters similar to those covered by the Effective Agreement.

  Pursuant to an employment agreement with James P. Donohue, Mr. Donohue serves as Senior Vice President and Chief Financial Officer of the Company. The initial term of his employment was for the period from October 1, 1996 through September 30, 1999, with automatic renewals for successive one year periods thereafter, subject to notice of termination by either Mr. Donohue or the Company. Mr. Donohue's initial base salary was $300,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board of Directors and the Chief Executive Officer, and Mr. Donohue participates in the Company's bonus plan. In addition, pursuant to such agreement, Mr. Donohue was granted 12,000 restricted shares of Common Stock and options to purchase 60,000 shares of Common Stock, which restricted stock and options vest over three years. Mr. Donohue is subject to a 12-month non-compete clause upon termination. In the event of a change in control of the Company, all of Mr. Donohue's rights with respect to his options and restricted shares of Common Stock will vest immediately if (1) he remains employed with the Company for at least six months after the change in control occurs, or (2) following the change in control, his employment is terminated as a result of death or disability, or is terminated without cause. In addition, in the event of a change in control, Mr. Donohue is entitled to receive certain benefits if the Company terminates his employment without cause, Mr. Donohue terminates his employment for good reason, or the Company gives notice of non-renewal of his employment agreement. Such benefits include payment of Mr. Donohue's then current base salary through the date his employment ends and for an eighteen month period thereafter and a prorated bonus (assuming performance targets are met) for the portion of the year in which the termination occurs. A "change in control" of the Company occurs when a person other than Apollo Ski Partners or its affiliates owns a majority of the Company's outstanding common stock or a majority of the combined voting power of all outstanding voting securities.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

  The Compensation Committee of the Board of Directors (the "Committee") for Fiscal 2000 was comprised of directors, Messrs. Biondi, Lee, Tisch and Katz. The Committee is responsible for establishing and administering the Company's executive compensation programs. Matters relating to the administration of the Company's 1999 Long Term Incentive and Share Award Plan or otherwise to the grant of options to purchase the Company's stock or any performance-based executive compensation to the Company's executives are considered and acted upon by a subcommittee of non-employee directors, within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, and outside directors, within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The subcommittee of the Compensation Committee consists of Messrs. Biondi, Lee, and Tisch.

Compensation Philosophy

  The Committee's compensation philosophy is designed to support the Company's primary objective of creating value for shareholders. The Committee believes that the following compensation strategies for the Company's executive officers, including the Chief Executive Officer (the "CEO"), achieve this objective:

  . Attract and retain talented executives--The Company provides core compensation in the form of base salary and benefit programs that are comparable to those of similarly sized companies in the resort/leisure/hospitality industry. The base salary target is generally based on industry survey results. For higher levels of responsibility, the base salary component is intended to be a diminishing portion of the executive"s potential total compensation.

  . Emphasize pay for performance--The Company"s 1996 and 1999 Long-Term
    Incentive and Share Award Plans establish a significant relationship between current Company performance and incentive compensation, on a sliding scale basis, with substantial rewards possible for exceptional results and no reward for poor results.

  . Encourage management stock ownership--The Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, the Company"s stock option program strongly encourages stock ownership by executive officers.

  The Internal Revenue Code imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. The Company and the Committee have carefully considered the impact of these tax laws and have taken certain actions intended to preserve the Company's tax deduction with respect to any affected compensation. The following are descriptions of the Company compensation programs for executive officers, including the CEO.

Base Salary

  The Company generally establishes base salary ranges by considering compensation levels in similarly sized companies in the resort/leisure/hospitality industry. The base salary targets are generally established based upon industry survey results in light of the Company's strategic goals compared to other publicly owned, growth-oriented companies. The Company's current philosophy is to pay base salaries sufficient to attract and retain executives with a broad, proven track record of performance.

  The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Committee, in the case of the CEO) resulting in salary actions as appropriate. An executive officer's level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

Bonus Plan

  In Fiscal 2000, all Named Executive Officers were eligible for an annual bonus under the Vail Resorts, Inc. annual cash bonus plan approved by the Board. For Fiscal 2000, the performance measure selected by the Committee for cash bonuses was the meeting of certain cash flow targets. In the event the Company's cash flow for Fiscal 2000, as determined on both an aggregate and a divisional basis, met or exceeded certain predetermined target levels, the appropriate divisional executive participating in the plan could receive an incentive award for Fiscal 2000. Such awards are based upon salary level, the Committee's determination of the individual's position and level of responsibility and the Committee's assessment of the individual's impact upon the Company's financial success. The Committee has absolute discretion in reducing or eliminating the amount of an award for any individual included in the plan. The Company met the relevant targets and the bonus pool was fully funded for Fiscal 2000. All bonuses received by the Named Executive Officers are reflected in the Summary Compensation Table.

Stock Option and Share Award Program

  The Company's existing 1993 stock option plan and 1996 and 1999 long-term incentive and share award plans are designed to align management interests with those of shareholders. In furtherance of this objective, the level of stock option grants and restricted share awards for executive officers is determined by the Committee each year, typically in consultation with the CEO except with respect to the CEO himself. Awards for all employees (including all executive officers) are determined by giving equal consideration to base salary, level of responsibility and industry long-term compensation information. In order to encourage increased Company performance in the future, the Company's stock options vest in one-year increments over periods ranging from three to five years, except that options granted to Mr. Aron can vest up to ten years from the date of grant and are subject to certain vesting acceleration conditions.

Deferred Compensation Plan

  On September 15, 2000, the Company approved the adoption by The Vail Corporation, an indirect wholly-owned subsidiary of the Company (the "Employer"), of a Deferred Compensation Plan (the "Plan") for the benefit of its "key employees," as that term is defined in the Plan ("Key Employees"). The Plan provides that Key Employees may contribute to the Plan up to 95% of their base pay and up to 95% of any Employer-paid bonus, which contributions may be allocated among the following three accounts: retirement, education, and personal goals. The Company may, on an annual basis, elect to make matching and/or discretionary Employer contributions. Key Employee contributions and any matching or discretionary contributions made by Employer are placed in a rabbi trust which restricts management's use and access to the money. All contributions made by Key Employees are immediately 100% vested. Any matching or discretionary contribution made by Employer vest 25% each year for four years, starting from the date of Key Employee's hire. The Company may direct the Plan Administrator to accelerate the vesting on the matching and/or discretionary Employer contributions. The trustee under the Plan is Wells Fargo Bank Minnesota, N.A. The Plan is a non-qualified benefit plan. All money in the rabbi trust remains subject to the Company's general creditors in the event of bankruptcy.

CEO Compensation

  Mr. Aron's compensation for Fiscal 2000 consisted of base salary in addition to participation in the Company benefit program. Mr. Aron's base salary for Fiscal 2000 was paid in accordance with his employment agreement. At the time the Company entered into Mr. Aron's agreement, the Committee gave consideration to chief executive officer compensation in other publicly owned, growth-oriented and similarly sized companies in comparable industries. Mr. Aron was granted 125,000 stock options in Fiscal 2000 in recognition of his performance as Chief Executive Officer and to provide incentive throughout the term of the option to strive to operate the Company in a manner that directly and positively affects both the short term and long term interests of the stockholders. As of November 1, 2000, Mr. Aron held 745,000 stock options, of which 489,667 were fully vested. All compensation received by Mr. Aron in Fiscal 2000 is reflected in the Summary Compensation Table.

                                                    Compensation Committee

                                                    Frank J. Biondi
                                                    Thomas H. Lee
                                                    James S. Tisch
                                                    Robert A. Katz

                               Performance Graph

  The following graph compares the performance of the Company's Common Stock to The Russell 2000 Stock Index, The S&P 500 Stock Index and the Company's Peer Group Index*.

                                   [GRAPH]
              2/3/97   7/31/97 1/30/98  7/31/98 1/30/99 7/31/99 1/30/00 7/31/00
-------------------------------------------------------------------------------
-
MTN          $100.00  $109.94  $119.89  $121.88  $96.59  $83.24  $74.15  $80.68
-------------------------------------------------------------------------------
-
Russell 2000 $100.00  $112.94  $117.19  $114.37 $115.61 $120.36 $134.29 $135.48
-------------------------------------------------------------------------------
-
S&P 500      $100.00  $121.10  $124.40  $142.22 $162.65 $168.89 $177.25 $181.87
-------------------------------------------------------------------------------
-
Peer Group*  $100.00   $79.53   $93.44   $81.36  $75.12  $87.62  $72.39  $76.30
-------------------------------------------------------------------------------
-
--------
* The Company's Peer Group Index performance is weighted according to market capitalization.

  The total return graph is presented for the period since the Company's initial public offering through the end of the Company's 2000 fiscal year. The total stockholder return assumes that $100 is invested at the beginning of the period in the Common Stock of the Company, The Russell 2000, The S&P 500 Stock Index and the Company's Peer Group. The Company's Peer Group is comprised of Mandalay Resort Group (formerly Circus Circus Enterprises, Inc.), MGM Mirage (formerly MGM Grand, Inc.), Cedar Fair, L.P., Intrawest Corp., Six Flags, Inc. (formerly Premier Parks, Inc.) and American Skiing Company. The Company has selected this Peer Group because these companies operate in the Resort/Leisure/Hospitality sector and have market capitalizations in the $500 million to $1.6 billion range. The Company included the Russell 2000 in the graph because the Company is included in such index and because there is no established industry index for the Company's business. Total shareholder return is weighted according to market capitalization so that companies with a larger market capitalization have a greater impact on the Peer Group index results. Historical stock performance during this period may not be indicative of future stock performance.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the above Compensation Committee Report on Executive Compensation and Performance Graph shall not be incorporated by reference into any such filings.

           PROPOSAL 2. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, based on the recommendation of the Audit Committee, voted to retain Arthur Andersen LLP to serve as independent public accountants for the fiscal year ended July 31, 2001. Arthur Andersen LLP expects to have a representative at the 2000 Annual Meeting of Shareholders who will have the opportunity to make a statement and who will be available to answer appropriate questions.

  It is understood that even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

Vote Required For Approval

  The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this matter is required for this proposal to be adopted.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                         FUTURE SHAREHOLDER PROPOSALS
                            FOR 2001 ANNUAL MEETING

  The deadline for shareholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company's proxy statement and proxy for the 2001 Annual Meeting of Shareholders is July 13, 2001. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act will be considered untimely is September 26, 2001. If notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by the Company after September 26, 2001, then the Company's proxy for the 2001 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2001 Annual Meeting.

                                 OTHER MATTERS

  At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

                                          By Order of the Board of Directors

                                          /s/ Martha D Rehm
                                          Martha D. Rehm
                                          Senior Vice President, General
                                           Counsel and Secretary

November 10, 2000

[LOGO]
VAIL RESORTS


                               VAIL RESORTS, INC.

                       2000 ANNUAL MEETING OF SHAREHOLDERS

                           Wednesday, December 6, 2000
                         2:30 p.m. Eastern Standard Time

                                 The Essex House
                             160 Central Park South
                            New York, New York 10019







--------------------------------------------------------------------------------


[LOGO]                137 Benchmark Road
VAIL RESORTS          Avon, Colorado 81620                                Proxy
--------------------------------------------------------------------------------


This proxy is solicited by the Board of Directors for use at the 2000 Annual Meeting of Shareholders on Wednesday, December 6, 2000.

The shares of CLASS A COMMON STOCK you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing this proxy, you revoke all prior proxies and appoint Andrew P. Daly, James P. Donohue and Martha D. Rehm, each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      See reverse for voting instructions.

[LOGO]
VAIL RESORTS



Voting Instructions

Please mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Vail Resorts, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.







                               Please detach here
--------------------------------------------------------------------------------

         The Board of Directors Recommends a vote FOR Items 1, 2 and 3.


1. Election of Class 1 Directors:   01  Leon D. Black     06  Antony P. Ressler     |_|  Vote FOR          |_|  Vote WITHHELD
                                    02  Craig M. Cogut    07  Marc J. Rowan              all nominees           from all nominees
                                    03  Andrew P. Daly    08  John J. Ryan III           (except as marked)
                                    04  Robert A. Katz    09  Bruce H. Spector
                                    05  William L. Mack

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

2. Ratification of appointment of Arthur Andersen LLP as independent public accountants.   [ ]  For   [ ] Against    [ ]  Abstain


3. In their discretion, upon other matters as they properly come before the meeting.       [ ]  For   [ ] Against    [ ]  Abstain



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box
Indicate changes below:                 Date __________________________________







                                        Signature(s) in Box

                                        Please sign exactly as your name(s)
                                        appear on Proxy. If held in joint
                                        tenancy, all persons must
                                        sign. Trustees, administrators, etc.,
                                        should include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

[LOGO]
VAIL RESORTS


                               VAIL RESORTS, INC.

                       2000 ANNUAL MEETING OF SHAREHOLDERS

                           Wednesday, December 6, 2000
                         2:30 p.m. Eastern Standard Time

                                 The Essex House
                             160 Central Park South
                            New York, New York 10019







--------------------------------------------------------------------------------


[LOGO]                137 Benchmark Road
VAIL RESORTS          Avon, Colorado 81620                                Proxy
--------------------------------------------------------------------------------


This proxy is solicited by the Board of Directors for use at the 2000 Annual Meeting of Shareholders on Wednesday, December 6, 2000.

The shares of COMMON STOCK you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing this proxy, you revoke all prior proxies and appoint Andrew P. Daly, James P. Donohue and Martha D. Rehm, each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      See reverse for voting instructions.

[LOGO]
VAIL RESORTS



Voting Instructions

Please mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Vail Resorts, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.







                               Please detach here
--------------------------------------------------------------------------------

         The Board of Directors Recommends a vote FOR Items 1, 2 and 3.


1. Election of Class 2 Directors: 01  Adam M. Aron        05  Joe R. Micheletto     |_| Vote FOR          |_|  Vote WITHHELD
                                  02  Frank J. Biondi     06  John F. Sorte             all nominees           from all nominees
                                  03  Stephen C. Hilbert  07  William P. Stiritz        (except as marked)
                                  04  Thomas H. Lee       08  James S. Tisch


(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

2. Ratification of appointment of Arthur Andersen LLP as independent public accountants.   [ ]  For   [ ] Against    [ ]  Abstain


3. In their discretion, upon other matters as they properly come before the meeting.       [ ]  For   [ ] Against    [ ]  Abstain



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box
Indicate changes below:                 Date __________________________________







                                        Signature(s) in Box

                                        Please sign exactly as your name(s)
                                        appear on Proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

[VAIL RESORTS LOGO] ------------------------------------------------------------


                              VAIL RESORTS, INC.

                      2000 ANNUAL MEETING OF SHAREHOLDERS

                         Wednesday, December 6, 2000
                        2:30 p.m. Eastern Standard Time

                               The Essex House
                            160 Central Park South
                           New York, New York 10019



--------------------------------------------------------------------------------

[VAIL RESORTS LOGO]  137 Benchmark Road
                     Avon, Colorado 81620                                 Proxy
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the 2000 Annual Meeting of Shareholders on Wednesday, December 6, 2000.

The undersigned hereby instructs Advisors Trust Company, the Trustee of the Trust created pursuant to the 401(k) Retirement Plan (the "Plan") of Vail Resorts, Inc. (the "Company"), to vote the shares of COMMON STOCK of the Company allocated to my account under the Plan as of November 1, 2000, upon the following proposals to be presented at the Annual Meeting of Shareholders of the Company on December 6, 2000, at 2:30 p.m., Eastern Standard Time, or any adjournments or postponements thereof.

The Company's Board of Directors recommends a vote FOR each of the nominees for director and FOR the Proposal specified in Item 2 and FOR Item 3.



                     See reverse for voting instructions.

[VAIL RESORTS LOGO] ------------------------------------------------------------

Voting Instructions

Please mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Vail Resorts, Inc., c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.


                              Please detach here
--------------------------------------------------------------------------------

                                  The Board of Directors Recommends a vote FOR Items 1, 2 and 3.

1.  Election of Class 2 Directors:  01 Adam M. Aron           05 Joe R. Micheletto      [ ] Vote FOR          [ ] Vote WITHHELD
                                    02 Frank J. Biondi        06 John F. Sorte              all nominees          from all nominees
                                    03 Stephen C. Hilbert     07 William P. Stiritz         (except as marked)
                                    04 Thomas H. Lee          08 James S. Tisch
                                                                                -------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee,         |                                               |
write the number(s) of the nominee(s) in the box provided to the right.         -------------------------------------------------

2.  Ratification of appointment of Arthur Andersen LLP as independent public accountants.

                                               [ ] For    [ ] Against    [ ] Abstain

3.  In their discretion, upon other matters as they properly come before the meeting.

                                               [ ] For    [ ] Against    [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]
Indicate changes below:

                                         Date __________________________________
                                         ---------------------------------------
                                         |                                     |
                                         |                                     |
                                         |                                     |
                                         ---------------------------------------
                                         Signature(s) in Box

                                         Please sign exactly as your name(s)
                                         appear on Proxy. If held in joint
                                         tenancy, all persons must sign.
                                         Trustees, administrators, etc., should
                                         include title and authority.
                                         Corporations should provide full name
                                         of corporation and title of authorized
                                         officer signing the Proxy.